UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

Fifth Street Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-33901	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Bank Street, 12th Floor

White Plains, NY 10606

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (914) 286-6800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 4, 2012, Fifth Street Finance Corp. (the “Company”) held its 2012 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company submitted three proposals to the vote of the stockholders, which are described in detail in the Company’s proxy statement dated February 15, 2012. As of February 6, 2012, the record date, 82,375,832 shares of common stock were eligible to vote.

Proposal 1. The Company’s stockholders elected two directors of the Company, each of whom will serve until the 2015 annual meeting of stockholders, or until their successors are duly elected and qualified. The tabulation of votes was:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Bernard D. Berman	37,948,506	2,577,313	290,676	19,471,979
Leonard M. Tannenbaum	39,879,075	649,290	288,130	19,471,979

Proposal 2. The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012. The tabulation of votes was:

Votes For	Votes Against	Abstain
59,649,210	376,150	263,114

Proposal 3. The Company’s stockholders did not approve a proposal to amend the investment advisory agreement between the Company and its investment adviser, Fifth Street Management LLC (the “investment adviser”), in order to change the structure of the income incentive fee payable to the investment adviser in a manner that would reduce the “hurdle rate” required for the investment adviser to earn, and be paid, the income incentive fee. The tabulation of votes was:

Votes For	Votes Against	Abstain	Broker Non-Votes
31,554,221	8,788,943	473,331	19,471,979

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2012	FIFTH STREET FINANCE CORP.

	By:	/s/ Bernard D. Berman
Name: Bernard D. Berman
Title: President